Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

First Priority Financial Corp.

Malvern, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-211391) of First Priority Financial Corp of our report dated March 23, 2018, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania

March 23, 2018